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TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Universal Compression Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIVERSAL COMPRESSION HOLDINGS, INC.
4444 Brittmoore Road
Houston, Texas 77041

June 20, 2003

Dear Stockholder:

        We cordially invite you to our Annual Meeting of Stockholders. The meeting will be held on Friday, July 18, 2003, at 9:00 a.m., local time, at the Hilton Houston Westchase & Towers, 9999 Westheimer Road, Houston, Texas 77042.

        At this year's meeting, you will be asked to vote on the election of three directors and the ratification of Deloitte & Touche LLP's appointment as our independent auditors.

        Our Board of Directors unanimously recommends that you vote FOR the election of the three directors and the ratification of the appointment of the independent auditors.

        We have attached a notice of meeting and a Proxy Statement that contain more information about these proposals and the meeting, including the different methods you may use to vote, including telephone and the Internet.

        If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting.

        Your vote is important. We encourage you to sign and return your proxy card, or use the telephone or Internet voting procedures, before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend in person.

STEPHEN A. SNIDER President and Chief Executive Officer

UNIVERSAL COMPRESSION HOLDINGS, INC.
4444 Brittmoore Road
Houston, Texas 77041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 18, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Universal Compression Holdings, Inc. will be held at the Hilton Houston Westchase & Towers, 9999 Westheimer Road, Houston, Texas 77042, on Friday, July 18, 2003, at 9:00 a.m., local time. The purposes of the meeting are:

  1.
  To elect three directors to serve until the 2006 Annual Meeting of Stockholders;

  2.
  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the company to serve for the 2004 fiscal year; and

  3.
  To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

        Our Board of Directors has set June 9, 2003 as the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

        We will make a list of our stockholders as of the close of business on June 9, 2003 available for inspection during normal business hours from July 8th through July 18, 2003, at our principal place of business, 4444 Brittmoore Road, Houston, Texas 77041. This list also will be available at the meeting.

By Order of the Board of Directors,
D. Bradley Childers Senior Vice President, General Counsel and Secretary

Houston, Texas
June 20, 2003

We urge each stockholder to promptly sign and return the enclosed proxy card or to use the telephone or Internet voting procedures described in the accompanying Proxy Statement.

UNIVERSAL COMPRESSION HOLDINGS, INC.
4444 Brittmoore Road
Houston, Texas 77041

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 18, 2003

        These proxy materials are furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Universal Compression Holdings, Inc. (sometimes referred to as the "Company"), for use at the 2003 Annual Meeting of Stockholders of the Company. The meeting will be held at the Hilton Houston Westchase & Towers, 9999 Westheimer Road, Houston, Texas 77042, on July 18, 2003, at 9:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting. We are first sending these proxy materials to our stockholders on or about June 20, 2003.

        Only owners of record of issued and outstanding shares of our common stock at the close of business on June 9, 2003 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record is entitled to one vote for each share of common stock held. On June 9, 2003, there were 30,863,477 shares of our common stock issued and outstanding. Each share of common stock issued and outstanding on June 9, 2003 entitles the holder thereof to one vote on all matters submitted for a vote of the stockholders at the meeting. The quorum requirement for holding the meeting and transacting business is met when a majority of the outstanding shares entitled to be voted at the annual meeting are present in person or represented by proxy. Both abstentions and "broker non-votes" are counted as present for the purpose of determining the presence of a quorum.

        Whether you hold shares directly as the stockholder of record or in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by mail, by telephone or over the Internet. Please refer to the instructions on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to or at the meeting. You can revoke your proxy by giving written notice to our corporate secretary, delivering a later-dated proxy, using the telephone or Internet voting procedures described in the enclosed proxy card or voting in person at the meeting.

        You should specify your choice for each matter on the enclosed proxy card. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees and FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Broker non-votes do not count as a vote for or against any proposal; however, an abstention counts as a vote against a proposal.

        Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting. A representative of EquiServe, our transfer agent, will tabulate the votes and act as the inspector of elections. For questions about this Proxy Statement or the meeting, please contact D. Bradley Childers, our Senior Vice President, General Counsel and Secretary, at (713) 335-7000.

ELECTION OF DIRECTORS

(Proposal 1)

        The Company's directors are divided into three classes, with each class serving for a period of three years. The terms of Bernard J. Duroc-Danner, William M. Pruellage and Samuel Urcis will expire at the 2003 Annual Meeting. Messrs. Duroc-Danner, Pruellage and Urcis have been nominated to stand for election at the meeting to hold office until our 2006 Annual Meeting of Stockholders or until they are succeeded by qualified and elected directors. In voting on the election of the three director nominees to serve until our 2006 Annual Meeting, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. Stockholders may not cumulate their votes in the election of directors. Directors will be elected by a plurality, which means that the three nominees receiving the greatest number of votes will be elected. We have no reason to believe that any of these nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board may reduce the number of directors.

        Our Board of Directors recommends a vote FOR the election of Bernard J. Duroc-Danner, William M. Pruellage and Samuel Urcis as directors.

Nominees for Election to Term Expiring 2006

Bernard J. Duroc-Danner
Age 49
Houston, Texas

  Mr. Duroc-Danner became a member of our Board of Directors in February 2001 as a designee of WEUS Holding, Inc., a wholly-owned subsidiary of Weatherford International, Inc., a wholly-owned subsidiary of Weatherford International Ltd., following our acquisition of Weatherford Global Compression Services, L.P. Mr. Duroc-Danner joined Weatherford International in May 1987 to initiate the start-up of Weatherford's oilfield service and equipment business through EVI, Inc. He was elected EVI's President in January 1990 and Chief Executive Officer in May 1990. In connection with the merger of EVI, Inc. with Weatherford Enterra, Inc. in May 1998, Mr. Duroc-Danner was elected as Weatherford International, Inc.'s Chairman of the Board, President and Chief Executive Officer. In connection with the June 26, 2002 restructuring of Weatherford International, Mr. Duroc-Danner was elected as Weatherford International Ltd.'s Chairman of the Board, President and Chief Executive Officer. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania). In prior years, Mr. Duroc-Danner held positions at Arthur D. Little and Mobil Oil Inc. Mr. Duroc-Danner is a director of Parker Drilling Company (an oil and gas drilling company), Cal-Dive International, Inc. (a company engaged in subsea services in the Gulf of Mexico), Dresser, Inc. (a provider of highly engineered equipment and services primarily for the energy industry), and Peabody Energy Corp. (a coal production, transportation and trading company).

  Mr. Duroc-Danner serves as Chairman of the Compensation Committee of our Board of Directors.

William M. Pruellage
Age 29
New York, New York

  Mr. Pruellage became a member of our Board of Directors in April 2000 as a designee of Castle Harlan Partners III, L.P. Mr. Pruellage is a Vice President of Castle Harlan, Inc. (a private equity investment company). Prior to joining Castle Harlan in July 1997, Mr. Pruellage worked as an investment banking analyst at Merrill Lynch beginning July 1995. Mr. Pruellage is also a director of

  Wilshire Restaurant Group, Inc. (a full service specialty restaurant company), American Achievement Corporation (a manufacturer of scholastic products), Verdugt Holdings, LLC (a manufacturer of organic salts), and Advanced Accessory Systems, LLC (a manufacturer of exterior accessories for automobiles).

  Mr. Pruellage is a member of the Compensation Committee of our Board of Directors.

Samuel Urcis
Age 68
Beverly Hills, California

  Mr. Urcis became a member of our Board of Directors in 1998 pursuant to an agreement entered into in connection with our Tidewater Compression Service, Inc. acquisition. Mr. Urcis was a general partner of Alpha Partners (a venture capital firm, which he co-founded) from 1982 to 2002. From 1979 to 1982, and since 1997, Mr. Urcis has been an investor and advisor in the energy field, primarily in the oilfield services and equipment sector. From 1972 to 1979, Mr. Urcis was with Geosource Inc. (a diversified services and equipment company, which he conceptualized and co-founded). Mr. Urcis served in the capacity of Chief Operating Officer and Vice President of Corporate Development. From 1955 to 1972, Mr. Urcis served in various technical and management capacities at Rockwell International, Hughes Aircraft, Aerolab Development Company and Sandberg-Serrell Corporation. Mr. Urcis serves on the Board of Governors of the Cedars-Sinai Medical Center, and has previously served as a director of the Glaucoma Research Foundation and as a trustee of the Monterey Institute of International Studies.

  Mr. Urcis is a member of the Audit Committee of our Board of Directors.

Incumbent Directors—Term Expiring 2004

Thomas C. Case
Age 54
Houston, Texas

  Mr. Case has served on our Board of Directors since 1999. Mr. Case served as Chairman and Chief Executive Officer of Equipment Support Services, Inc. (a consolidator of heavy equipment dealerships in the United States) from September 2001 through 2002 and is currently a member of their Board of Directors. Mr. Case served as the President of Mobil Global Gas & Power, Inc. and was responsible for gas marketing and power development in North and South America from 1998 until December 1999. Mr. Case retired from Mobil on April 1, 2000. From 1996 to 1997, Mr. Case was the Executive Vice President of Duke Energy Trading and Market Services (formerly Pan Energy), a joint venture between Duke Energy and Mobil. From 1991 to 1996, he held various positions with Mobil serving at various times as President and Executive Vice President/Chief Operating Officer of Mobil Natural Gas Inc., Manager of Strategic Planning for Exploration and Production of Mobil and President of Mobil Russia.

  Mr. Case is a member of the Audit Committee of our Board of Directors.

Uriel E. Dutton
Age 72
Houston, Texas

  Mr. Dutton became a member of our Board of Directors in February 2001 as a designee of WEUS Holding, Inc. following our acquisition of Weatherford Global Compression Services, L.P. Mr. Dutton has been counsel to and a partner with the law firm of Fulbright & Jaworski L.L.P. for more than the past five years, where his practice focuses on real estate and oil and gas matters. Mr. Dutton also serves as trustee and Vice President of M.D. Anderson Foundation (a charitable corporation).

  Mr. Dutton serves as Chairman of the Audit Committee of our Board of Directors.

Janet F. Clark
Age 48
Houston, Texas

  Ms. Clark became a member of our Board of Directors in January 2003. Ms. Clark has served as Senior Vice President and Chief Financial Officer of Nuevo Energy Company since December 2001 and from 1997 through 2000, was Executive Vice President, Corporate Development and Administration, and Senior Vice President and Chief Financial Officer for Santa Fe Snyder Corporation and its predecessor, Santa Fe Energy Resources, Inc. Ms. Clark held investment banking positions with First Boston Corporation, Southcoast Capital Corporation and Williams Mackay Jordan & Co., Inc. from 1982 through 1996.

  Ms. Clark is a member of the Audit Committee of our Board of Directors.

Incumbent Directors—Term Expiring 2005

Ernie L. Danner
Age 49
Houston, Texas

  Mr. Danner became our Chief Financial Officer and Executive Vice President and a director upon consummation of our acquisition of Tidewater Compression Service, Inc. in 1998. Mr. Danner held the position of Chief Financial Officer until April 1999, after which time he retained the position of Executive Vice President. Mr. Danner became President, Latin America Division, of our wholly-owned subsidiary, Universal Compression, Inc., in November 2002. Prior to joining us, Mr. Danner served as Chief Financial Officer and Senior Vice President of MidCon Corp. (an interstate pipeline company and a wholly-owned subsidiary of Occidental Petroleum Corporation). From 1988 until May 1997, Mr. Danner served as Vice President, Chief Financial Officer and Treasurer of INDSPEC Chemical Company and he also served as a director of INDSPEC. Mr. Danner is also a director of Verdugt Holdings, LLC (a manufacturer of organic salts), Tide-Air, Inc. (a distributor of Atlas Copco air compressors), and Castle Rubber, LLC (a molded rubber manufacturer).

Lisa W. Rodriguez
Age 42
Houston, Texas

  Ms. Rodriguez became a member of our Board of Directors in May 2002 as a designee of WEUS Holding, Inc. Ms. Rodriguez became Senior Vice President and Chief Financial Officer of Weatherford International, Inc. and, in connection with the June 26, 2002 restructuring of Weatherford International, of Weatherford International Ltd. in June 2002. She served as Vice President—Accounting and Finance of Weatherford International, Inc. from February 2001 to June 2002. Ms. Rodriguez joined Weatherford International, Inc. in 1996 and has served in several positions, including Vice President—Accounting from June 2000 to February 2001 and Controller from 1999 to February 2001. Prior to joining Weatherford International, Ms. Rodriguez worked for Landmark Graphics (a software and service provider to the energy industry) from 1993 to 1996.

  Ms. Rodriguez is a member of the Compensation Committee of our Board of Directors.

Stephen A. Snider
Age 55
Houston, Texas

  Mr. Snider has been our President and Chief Executive Officer and a director since consummation of our Tidewater Compression Services, Inc. acquisition in 1998. Mr. Snider joined Tidewater Compression in 1975 as General Manager of air compressor operations. In 1979, Mr. Snider established Tidewater Compression's operations in the Northeastern United States. In 1981, he assumed responsibility for the Western United States operations of Tidewater Compression. Mr. Snider left Tidewater Compression in 1983 to own and operate businesses unrelated to the energy industry. He returned to Tidewater Compression in 1991 as Senior Vice President of Compression. Mr. Snider has over 25 years of experience in senior management of operating companies, and also serves as a director of Energen Corporation (a diversified energy company focusing on natural gas distribution and oil and gas exploration and production).

Information about Committees, Meetings and Compensation of Directors

        The Board of Directors has established an Audit Committee and a Compensation Committee, but does not have a standing Nominating Committee. The Audit Committee and the Compensation Committee are comprised entirely of outside directors. The committee service of our directors is indicated on pages 2 through 4 of this Proxy Statement.

        The Audit Committee's responsibilities are set forth in the Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A. In general, the Audit Committee assists the Company's Board of Directors in the oversight of (i) the integrity of the Company's financial statements, (ii) the independent auditors' qualifications and independence, including the approval of audit and permitted non-audit services performed by the independent auditors, and (iii) the performance of the independent auditors and of the Company's internal audit function. In fiscal year 2003, the Audit Committee met eight times.

        The Compensation Committee reviews and approves all salary arrangements and other compensation for officers. The Compensation Committee is also responsible for the administration of the Company's benefit plans. In fiscal year 2003, the Compensation Committee met four times.

        In fiscal year 2003, the Board of Directors held eight meetings. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees on which the director served during fiscal year 2003.

        In fiscal year 2003, Directors who were not our officers received an annual director fee of $24,000 and reimbursement of reasonable out-of-pocket expenses. Such directors also received between $500 and $1,000 per Board of Directors or Committee meeting attended, except (i) in the case of a Chairman of a Committee, who received $1,500 per meeting attended, and (ii) members of a fiscal year 2003 ad hoc Committee, each of whom received $2,500 per meeting attended. Pursuant to the Company's Directors' Stock Plan, directors may elect to receive all or a portion of their future director fees in the form of our common stock. In addition, directors who are not our officers are eligible to receive stock option awards under our Incentive Stock Option Plan. During fiscal year 2003, Mr. Case, Mr. Duroc-Danner, Mr. Dutton, Mr. Pruellage, Ms. Rodriguez and Mr. Urcis were each awarded 7,500 options under the plan, and Ms. Clark was awarded 10,000 options under the plan, all of which have a one-year vesting schedule.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, Mr. Duroc-Danner, Mr. Pruellage, Ms. Rodriguez and Mr. Edmund P. Segner, III served as members of our Compensation Committee. Mr. Duroc-Danner is President and Chief Executive Officer, and Ms. Rodriguez is Senior Vice President and Chief Financial Officer, of Weatherford

International Ltd. Weatherford International Ltd. owns approximately 45% of our outstanding common stock. See "Certain Relationships and Related Transactions" for a description of certain of our arrangements with Weatherford International. Mr. Segner resigned from our Board of Directors in September 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Executive officers, directors and certain persons who own more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file reports of their ownership of our common stock with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, and to furnish us with copies of the reports.

        We received a written representation from each reporting person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based solely on our review of the reports and representations furnished to us by such reporting persons, we believe that all required Section 16(a) reports were timely filed in fiscal 2003, except that a Form 3 was filed late for each of Ricardo Arredondo (former Vice President and Controller of Universal Compression, Inc.) and Lisa W. Rodriguez, a Form 4 disclosing one transaction was filed late for Ernie L. Danner and a Form 4 disclosing one transaction was filed late for Stephen A. Snider.

Transactions and Relationships with our Directors and Executive Officers

        See "Information about Committees, Meetings and Compensation of Directors," "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions."

EXECUTIVE OFFICERS

        The following table sets forth certain information regarding our executive officers as of May 31, 2003:

Name	Age	Position
Stephen A. Snider	55	President, Chief Executive Officer and Director
Ernie L. Danner	49	Executive Vice President and Director
J. Michael Anderson	41	Senior Vice President and Chief Financial Officer
Kirk E. Townsend	45	Senior Vice President
D. Bradley Childers	39	Senior Vice President, General Counsel and Secretary
Richard Leong	53	Vice President
Shane S. Guiltner	39	Vice President

        Stephen A. Snider.    Mr. Snider's biographical information may be found on page 5 of this Proxy Statement.

        Ernie L. Danner.    Mr. Danner's biographical information may be found on page 4 of this Proxy Statement.

        J. Michael Anderson.    Mr. Anderson joined us as Senior Vice President and Chief Financial Officer in March 2003. From 1999 to March 2003, Mr. Anderson held various positions with Azurix Corp., primarily as the company's Chief Financial Officer and most recently, as Chairman and Chief Executive Officer. Prior to that time, Mr. Anderson spent ten years in the Global Investment Banking Group of J. P. Morgan Chase & Co.

        Kirk E. Townsend.    Mr. Townsend is our Senior Vice President, which position he has held since February 2001, and is President, U.S. Division, of Universal Compression, Inc., our wholly-owned subsidiary, which position he has held since October 2001. Mr. Townsend is responsible for all business activities of Universal Compression, Inc. within the United States. Mr. Townsend joined Universal Compression, Inc.'s predecessor company in 1979 as a domestic sales representative. In 1986, he became an international sales representative. Mr. Townsend was promoted to Vice President of Business Development in April 1999, and Vice President of Sales in October 1999. Mr. Townsend has over 23 years of sales and management experience in the natural gas compression industry.

        D. Bradley Childers.    Mr. Childers joined us as Senior Vice President, General Counsel and Secretary in September 2002. Prior to joining us, Mr. Childers held various positions with Occidental Petroleum Corporation and its subsidiaries, including as Vice President, Business Development at Occidental Oil and Gas Corporation from 1999 to August 2002, and as a corporate counsel in the legal department from 1994 to 1999. Prior to that time, Mr. Childers was an associate corporate attorney at Sullivan & Cromwell, in their Los Angeles office, from 1989 to 1994.

        Richard Leong.    Mr. Leong joined us in December 2001 as our Vice President and as President, Asia Pacific Division, of Universal Compression, Inc. From 1996 until May 2001, Mr. Leong worked with Cooper Energy Services in various managerial and sales positions, serving most recently as Vice President, Sales & Marketing. Mr. Leong has over 29 years of marketing and general management experience in the energy industry.

        Shane S. Guiltner.    Mr. Guiltner is our Vice President and is President, Canada Division, of Universal Compression, Inc. Mr. Guiltner served as our Vice President and as General Manager of the Canadian division of Universal Compression, Inc. from June 1998 to October 2001, when he became President, Canada Division, of Universal Compression, Inc. Mr. Guiltner is responsible for all business activities of Universal Compression, Inc. in Canada. Mr. Guiltner joined Universal Compression, Inc.'s predecessor company in July 1993 as a sales representative. In July 1995 he was promoted to Sales Manager and in November 1997 he was promoted to the position of Director of Marketing and Operations. Mr. Guiltner has 20 years of sales and management experience in the natural gas compression industry.

EXECUTIVE COMPENSATION

        The following tables and narrative text discuss the compensation paid in fiscal years 2003, 2002 and 2001 for our Chief Executive Officer, our other four most highly compensated executive officers during fiscal year 2003 and a former officer who would have been one of our most highly compensated executive officers had he been employed by us at the end of the most recent fiscal year (the "Named Officers"):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other	Restricted Stock		Stock Options (shares)	All Other Compensation (1)
Stephen A. Snider President and Chief Executive Officer	2003 2002 2001	$375,000 265,000 222,917	$93,750 155,356 350,437	— — —	$	— 856,500(2 —)	35,000 250,000 161,007	$28,720 19,230 17,159
Ernie L. Danner Executive Vice President	2003 2002 2001	275,000 205,000 69,250	117,232 103,013 232,365	— — —		— 571,000(2 —)	25,000 95,000 104,057	25,099 15,869 310,019
Kirk E. Townsend Senior Vice President	2003 2002 2001	235,000 180,005 163,750	43,757 100,000 170,023	— — —		— 285,500(2 —)	20,000 90,000 64,286	20,940 13,660 14,959
Richard Leong(3) Vice President	2003 2002 2001	200,000 65,496 —	25,000 33,333 —	$46,536(4 — —)		166,800(5 — —)	25,000 40,000 —	19,852 2,829 —
Shane S. Guiltner(6) Vice President	2003 2002 2001	175,621 125,747 108,354	20,230 86,683 —	— — —		166,800(5 — —)	15,000 30,000 26,726	6,104 6,944 8,311
Richard W. FitzGerald(7) Former Senior Vice President and Chief Financial Officer	2003 2002 2001	250,000 205,000 178,333	46,900 103,013 232,365	— — —		— 571,000(2 —)	15,000 95,000 90,333	110,983 15,633 12,506

(1)
Represents matching contributions of $6,889, $6,065, $5,944, $7,096 and $5,863 made by us in fiscal year 2003 under our 401(k) Savings Plan for each of Messrs. Snider, Danner, Townsend, Leong and FitzGerald, respectively; payments of $9,086, $6,664, $2,712, and $4,904 made by us in fiscal year 2003 under our Employees' Supplemental Savings Plan for each of Messrs. Snider, Danner, Townsend and FitzGerald, respectively; health care premiums of $11,776 made by us in fiscal year 2003 under our Executive Medical and Dental Plan on behalf of each of Messrs. Snider, Danner, Townsend, Leong and FitzGerald, and health care premiums of $318 on behalf of Mr. Guiltner; represents life insurance and AD&D premiums of $810, $594, $508, $432 and $540, made by us in fiscal year 2003 under our group life insurance and AD&D plans for each of Messrs. Snider, Danner, Townsend, Leong and FitzGerald, respectively; payments of $548 made by us in fiscal year 2003 associated with Mr. Leong's relocation and assignment to Singapore; medical premiums of $678 paid by us to Alberta Healthcare on behalf of Mr. Guiltner during fiscal year 2003; supplemental health and insurance premiums of $769 in fiscal year 2003 made by us on behalf of Mr. Guiltner; fiscal year 2003 Registered Retirement Savings Plan (RRSP) contributions of $4,339 made by us on behalf of Mr. Guiltner; and the accelerated vesting of 5,000 of Mr. FitzGerald's shares of his restricted stock with a value of $87,900, based on the closing price of our common stock on the New York Stock Exchange, or NYSE, on March 28, 2003.

(2)
Following is the aggregate number of shares of restricted stock and its value, based on $17.45 per share, the closing price of our common stock on the NYSE, as of March 31, 2003, held by each of the following officers: Mr. Snider, 22,500 shares valued at $392,625; Mr. Danner, 15,000 shares valued at $261,750; and Mr. Townsend, 7,500 shares valued at $130,875. All such shares of restricted stock were granted to these officers on August 16, 2001 and such granted shares vested 25% on January 1, 2003 and will vest 25% on each January 1 thereafter until January 1, 2006. The values set forth in the table are based on $28.55 per share, the closing price of our common stock on the NYSE on August 16, 2001.

(3)
Mr. Leong joined us in December 2001.

(4)
Represents a foreign service premium of 25% of base salary payable to Mr. Leong starting May 6, 2002, and associated with his work assignment in Singapore.

(5)
Following is the aggregate number of shares of restricted stock and its value, based on $17.45 per share, the closing price of our common stock on the NYSE, as of March 31, 2003, held by each of the following officers: Mr. Leong, 10,000 shares valued at $174,500; and Mr. Guiltner, 10,000 shares valued at $174,500. All such shares of restricted stock were granted to these officers on March 10, 2003 and will vest 25% on March 10, 2005 and will vest 25% on each March 10 thereafter until March 10, 2008. The values set forth in the table are based on $16.68 per share, the closing price of our common stock on the NYSE on March 10, 2003.

(6)
Mr. Guiltner joined us in February 2001 in connection with our acquisition of Weatherford Global Compression Services, L.P.

(7)
Mr. FitzGerald separated from us in March 2003.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted (#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
		Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Share)	Expiration Date
					5%	10%
Stephen A. Snider	35,000	5.31%	$16.71	3/10/2013	$367,809	$932,100
Ernie L. Danner	25,000	3.79	16.71	3/10/2013	262,721	665,786
Kirk E. Townsend	20,000	3.03	16.71	3/10/2013	210,177	532,629
Richard Leong	25,000	3.79	16.71	3/10/2013	262,721	665,786
Shane S. Guiltner	15,000	2.27	16.71	3/10/2013	157,632	399,472
Richard W. FitzGerald	15,000	2.27	16.71	3/26/2004	12,533	25,065

(1)
The calculations at five percent and ten percent appreciation rates are established by the SEC and are not intended to forecast future appreciation rates for our common stock.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised in-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen A. Snider	5,000	$56,700	250,151	235,001	$419,634	$25,900
Ernie L. Danner	—	—	148,214	108,334	348,304	18,500
Kirk E. Townsend	3,800	53,656	85,327	96,667	82,630	14,800
Richard Leong	—	—	13,333	51,667	—	18,500
Shane S. Guiltner	—	—	27,817	43,909	—	11,100
Richard W. FitzGerald	5,000	63,750	110,044	—	121,983	—

PERFORMANCE GRAPH

        The following graph compares the performance of our common stock to the Standard & Poor's 500 Stock Index and Standard & Poor's Energy Equipment & Services Index from May 24, 2000, the first day of trading for our common stock, to March 31, 2003. The graph assumes that the value of the investment in our common stock, the S&P 500 Stock Index and the S&P Energy Equipment & Services Index was $100 at May 24, 2000 and that all dividends were reinvested quarterly.

COMPARISON OF CUMULATIVE TOTAL RETURN
BASED ON INITIAL INVESTMENT OF $100 ON MAY 24, 2000

         The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Policy

        The goal of our compensation policy is to offer a cash and stock-based compensation package that attracts and retains executive officers and that aligns executive compensation with the interests of our stockholders. Our philosophy is to provide a base salary that is competitive with companies of similar size in the oilfield services sector, annual bonus potential that is based on a combination of corporate and individual performance and long and short-term incentives. The Compensation Committee of the Board of Directors reviews our executive compensation programs annually to ensure these programs are competitive and reasonable.

Compensation Policy Components

        Base Salary.    Base salaries are competitive with those offered by companies of similar size in the oilfield services sector. Individual salaries, which are reviewed annually, are based on individual skills and performance and market comparisons.

        Incentive Bonus.    The Compensation Committee has adopted an Officers' Incentive Plan each year to provide each executive officer with the potential to earn a cash bonus expressed as a percentage of salary. The amount of each bonus paid to executive officers in fiscal year 2003 was determined by the Compensation Committee and based on the Fiscal Year 2003 Officers' Incentive Plan.

        The Fiscal Year 2003 Officers' Incentive Plan provided for bonus payments upon the attainment of Company financial and operating goals, as well as individual performance. Seventy percent of the fiscal year 2003 bonus payment to each officer was based on an objective analysis of our financial performance, 20% was based on a subjective analysis of individual performance and 10% was based on an objective analysis of our annual safety performance. The Compensation Committee has the discretion to award bonuses in excess of the targeted amount in the event the goals are exceeded. Likewise, the Compensation Committee can award less than the targeted amount in the event any of the goals are not achieved.

        Stock Option Grants.    The use of stock options is considered to be an important incentive to our executive officers for working toward our long-term growth. We believe that stock options provide our executive officers with a benefit that will increase only to the extent that the value of the common stock increases. The number of options granted is based on the contribution of the executive officer, and the options granted are subject to vesting over a three year period and have exercise prices equal to the market value of our stock on the date of the grant. In fiscal year 2003, our executive officers received grants representing 285,000 shares of common stock.

        Restricted Stock Grants.    We also utilize grants of restricted stock as long-term compensation for our executive officers. The Compensation Committee can exercise its discretion in determining the vesting schedule for restricted stock. During fiscal year 2003, 50,000 shares of restricted stock were granted to four of our executive officers. Generally, common stock subject to the restricted stock grants vests 0% upon the first anniversary of the grant and 25% on each anniversary thereafter through the fifth anniversary.

        Other Compensation Programs.    Our 401(k) savings plan provides employees, including executive officers, the opportunity to defer up to 25% of their salary on a pre-tax basis through contributions to an account from which the employee may direct how the funds are invested. We match, with Company common stock, 50% of the first six percent of such employee contributions, with a maximum match of three percent of the employee's compensation. Employees vest in the Company's contribution over five years, based on length of employment. The common stock contributed by the Company to an employee's matching contribution account cannot be sold except upon certain events, such as termination of employment or death. Company stock is not an investment option for employees.

        Our Employees' Supplemental Savings Plan provides executive officers the opportunity to defer up to 25% of their salary. In addition, participants can defer up to 100% of their bonuses. The Company matches 50% of the first six percent of compensation, excluding any bonus deferred. Prior to September 1, 2002, our matching contributions were in the form of cash. Since September 1, 2002, our matching contributions have been in the form of Company stock, which cannot be sold except upon certain events, such as termination of employment or death.

Fiscal Year 2003 Compensation for the President and Chief Executive Officer

        In fiscal year 2003, Mr. Snider received a base salary of $375,000. His targeted bonus potential was 100% of this base salary and the Compensation Committee awarded him $93,750, or 25% of the targeted amount of $375,000. Mr. Snider was granted options representing 35,000 shares of common stock. In addition, the Company made matching contributions of 350 shares of common stock to Mr. Snider's 401(k) account and $4,760 and 237 shares of common stock to his account under the Supplemental Savings Plan.

        Mr. Snider's compensation is determined using substantially the same criteria utilized to determine compensation for our other executive officers, as discussed earlier in this report. The increase in Mr. Snider's total compensation was intended to make his compensation more competitive with those of similarly situated officers in comparable companies in the oilfield services sector and to recognize his efforts to grow the Company's business and increase stockholder value. The number of shares subject to options granted to Mr. Snider was determined to be an appropriate level to provide an incentive to increase the value of the Company's common stock in the future.

Compensation Deductions Limitations

        Section 162(m) of the Internal Revenue Code, as amended, limits the deductibility of certain compensation expenses in excess of $1,000,000 to any one individual in any fiscal year. Compensation that is "performance based" is excluded from this limitation. For compensation to be "performance based," it must meet certain criteria including certain predetermined objective standards approved by stockholders. We believe that maintaining the discretion to evaluate the performance of our management is an important part of our responsibilities and benefits the Company's stockholders. We intend to take into account the potential application of Section 162(m) on incentive compensation awards and other compensation decisions.

Summary

        In making decisions regarding executive compensation, the Committee compares current compensation levels with those of other companies within the oilfield services sector that compare favorably to our company with regard to market capitalization and other financial indicators by which we have historically measured the Company's performance. The Committee uses its discretion to determine a total compensation package of base salary, short-term and long-term incentives that are competitive with this group of peer companies.

                      Compensation Committee

                      Bernard J. Duroc-Danner, Chairman
                      Lisa W. Rodriguez
                      William M. Pruellage*

*
Mr. Pruellage became a member of the Compensation Committee in February 2003.

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors assists the Company's Board of Directors in the oversight of our accounting functions, internal controls and independent auditors. The Audit Committee is composed of four directors. All four members of our Audit Committee are "independent" as that term is defined in the New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by our Board of Directors. A copy of the charter, which was amended to address regulatory and legislative requirements recently adopted, is attached to this Proxy Statement as Exhibit A. The Company's Board of Directors has determined that Janet F. Clark is an "audit committee financial expert," as that term is defined in the rules and regulations of the SEC.

        In connection with the fiscal year 2003 audit, the Audit Committee:

  •
  reviewed and discussed with management the Company's audited financial statements for the fiscal year ended March 31, 2003;

  •
  discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement of Accounting Standards No. 61, as modified or supplemented;

  •
  received from and discussed with Deloitte & Touche LLP the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1, as modified or supplemented, regarding their independence; and

  •
  discussed with Deloitte & Touche LLP their independence and considered whether the provision of non-audit services provided by Deloitte & Touche LLP for the Company is compatible with maintaining their independence.

        Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2003 be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the SEC. The Audit Committee also appointed Deloitte & Touche LLP as the Company's independent auditors for the Company's 2004 fiscal year.

        The Company's management is responsible for the Company's internal controls, financial reporting process, internal audit process and the preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States. Deloitte & Touche LLP is responsible for auditing the financial statements in accordance with auditing standards generally accepted in the United States. The Audit Committee monitors and oversees these processes and procedures but does not conduct auditing or accounting reviews.

                      Submitted by the Audit Committee,

                      Uriel E. Dutton, Chairman
                      Thomas C. Case
                      Janet F. Clark*
                      Samuel Urcis

*
Ms. Clark became a member of the Audit Committee in January 2003.

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of June 2, 2003, the beneficial ownership of our common stock by: persons we know to be the beneficial owners of more than five percent of our issued and outstanding common stock; our directors; our Named Officers; and all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite the stockholder's name. Except as otherwise set forth below, shares of common stock not outstanding but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options, are treated as outstanding only for purposes of determining the percentage owned by such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership by any other person. The address for each executive officer and director listed below is c/o Universal Compression Holdings, Inc., 4444 Brittmoore Road, Houston, Texas 77041.

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Outstanding Shares(1)
Weatherford International Ltd.(2) c/o Weatherford International, Inc. 515 Post Oak Boulevard, Suite 600 Houston, Texas 77027-3415	13,750,000	44.6%
ICM Asset Management(3) 601 W. Main Ave., Suite 600 Spokane, WA 99201	1,592,990	5.2
Thomas C. Case(4)	17,834	*
Janet F. Clark	—	*
Samuel Urcis(5)	217,580	*
William M. Pruellage(4)	18,808	*
Bernard J. Duroc-Danner(6)(7)	9,397	*
Lisa W. Rodriguez(7)(8)	10,000	*
Uriel E. Dutton(4)	17,500	*
Stephen A. Snider(9)	357,017	1.2
Ernie L. Danner(10)	226,901	*
Kirk E. Townsend(11)	108,750	*
Richard Leong (12)	25,357	*
Shane S. Guiltner (13)	37,817	*
Richard W. FitzGerald(14)	137,095	*
All directors and executive officers as a group (15 persons)(15)	1,214,234	3.9%

*
Less than 1% of our issued and outstanding shares of common stock.

(1)
Based upon 30,860,554 shares of common stock outstanding and 1,094 treasury shares issued that are not counted as outstanding in calculating the beneficial ownership percentage.

(2)
This information is based upon information furnished to us and on statements on file with the SEC.

(3)
James M. Simmons is the President of ICM Asset Management. This information is based upon statements on file with the SEC.

(4)
Includes 17,500 shares of common stock subject to options, all of which are fully vested.

(5)
Includes 117,500 shares of common stock subject to options, all of which are fully vested.

(6)
Includes 9,397 shares of common stock subject to options, all of which are fully vested.

(7)
This director is an officer of Weatherford International Ltd., and due to this position may be deemed to exercise control over Weatherford International Ltd. and as such may be deemed to be a beneficial owner of the shares held by Weatherford International Ltd. This director disclaims beneficial ownership of these shares. This information is based upon information provided to us and on statements on file with the SEC.

(8)
Includes 10,000 shares of common stock subject to options, all of which are fully vested.

(9)
Includes 283,484 shares of common stock subject to options, all of which are fully vested.

(10)
Includes 154,881 shares of common stock subject to options, all of which are fully vested.

(11)
Includes 95,327 shares of common stock subject to options, all of which are fully vested.

(12)
Includes 13,333 shares of common stock subject to options, all of which are fully vested.

(13)
Includes 27,817 shares of common stock subject to options, all of which are fully vested.

(14)
Includes 120,045 shares of common stock subject to options, all of which are fully vested.

(15)
Includes an aggregate of 884,284 shares of common stock subject to options, all of which are fully vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with Weatherford International

        Registration Rights Agreement.    Concurrently with our acquisition of Weatherford Global Compression Services, L.P. in February 2001, we entered into a registration rights agreement with WEUS Holding, Inc., a wholly owned subsidiary of Weatherford International, Inc. In connection with the June 26, 2002 restructuring of Weatherford International, Inc., WEUS Holding's rights under the registration rights agreement were transferred to Weatherford International Ltd. Under this agreement, Weatherford International Ltd. has the right, on up to three occasions, to cause us to register at our expense Weatherford International Ltd.'s shares of our common stock under the Securities Act at any time by providing a written demand to us, subject to certain minimum dollar values. The registration rights agreement also provides Weatherford International Ltd. with certain "piggyback" registration rights, or rights to require us, subject to certain limitations, to include its shares of our common stock in certain other registration statements that we may file.

        Board Representation.    In connection with our acquisition of Weatherford Global, WEUS Holding was granted the right to designate three members to our Board of Directors for so long as it owns at least 20% of our outstanding common stock. One WEUS Holding nominee is a Class A director with a term of office expiring in 2004, the second WEUS Holding nominee is a Class B director with a term of office expiring in 2005, and the third WEUS Holding nominee is a Class C director with a term of office expiring in 2003. In connection with the June 26, 2002 restructuring of Weatherford International, Inc., WEUS Holding's right to designate members to our Board of Directors was transferred to Weatherford International Ltd. If Weatherford International Ltd.'s ownership of our common stock falls below 20%, Weatherford International Ltd. may designate only two directors, and if its ownership falls below 10%, it may no longer designate directors to our Board. Weatherford International Ltd.'s current designees to our Board of Directors, including through WEUS Holding's previous designations, are Mr. Dutton (Class A), Ms. Rodriguez (Class B) and Mr. Duroc-Danner (Class C).

Registration Rights Agreement

        In connection with our acquisition of Tidewater Compression in 1998, we entered into a registration rights agreement with Castle Harlan Partners III, L.P. and some of our other stockholders (including certain of our directors and officers). As part of another acquisition, Energy Spectrum Partners, L.P. was added as a party to this agreement. Under the registration rights agreement, these stockholders generally have the right to require us to register any or all of their shares of our common stock under the Securities Act, at our expense, subject to certain minimum dollar values. In addition, these stockholders are generally entitled to include, at our expense, their shares of our common stock covered by the registration rights agreement in any registration statement that we propose to file with respect to registration of our common stock under the Securities Act. We also agreed in this registration rights agreement to indemnify the stockholders against specified liabilities, including liabilities under the Securities Act.

Castle Harlan Board Representation

        In connection with our 1998 acquisition of Tidewater Compression, we entered into an agreement with Castle Harlan to nominate a total of three Castle Harlan designees for election to our Board of Directors for so long as Castle Harlan beneficially owns at least 15% of our outstanding stock (including shares over which it has voting control pursuant to voting agreements and trusts). Although Castle Harlan's right terminated upon completion of our equity offering in July 2001, its remaining designee to our Board, Mr. Pruellage, is serving a term expiring at our 2003 Annual Meeting. Our Board of Directors has recommended that Mr. Pruellage stand for re-election as a Director for the term expiring in 2006.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        The Company has elected, as a policy matter, not to offer employment agreements to its executive officers. During fiscal 2003, only one of our Named Officers, Mr. Richard Leong, had a termination of employment agreement with the Company. This termination agreement provides that Mr. Leong will receive one year of base salary as in effect at the time of termination and one year of medical benefits if he is involuntarily terminated by the Company without cause at any time during the three-year period that began December 1, 2001.

        Certain of our executive officers are offered change of control agreements pursuant to which the executive officers may receive certain payments, including a lump sum payment of two years' compensation and continuation of our employee benefits for two years, in the event of termination upon a change of control in exchange for a two-year non-competition agreement. To date, Messrs. Snider, Danner, Anderson, Townsend and Childers have entered into change of control agreements with the Company. In addition, the Company has agreed that Stephen A. Snider, our President and Chief Executive Officer, and his spouse will be entitled to continue to participate, at our expense, in our medical benefit plan following his retirement so long as he remains an active employee of the Company until his retirement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of March 31, 2003, with respect to certain of our compensation plans for which our common stock is authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	2,911,050	$22.66	2,332,886(1)
Equity compensation plans not approved by security holders:	Not applicable	Not applicable	Not applicable

Total	2,911,050	$22.66	2,332,886

(1)
Includes 1,928,417, 19,316, 170,153, 200,000 and 15,000 shares available for issuance pursuant to our Incentive Stock Option Plan, Employees' Supplemental Savings Plan, Employee Stock Purchase Plan, Restricted Stock Plan and Directors' Stock Plan, respectively.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal 2)

        The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending March 31, 2004. Deloitte & Touche LLP has served as our independent auditors since 1998 when we were formed.

        We have been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

        One or more representatives of Deloitte & Touche LLP will be present at this year's annual meeting of stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        In voting on the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, you may vote in favor of the ratification, against the ratification or abstain from voting on the ratification. The ratification of the appointment of Deloitte & Touche LLP as our independent auditors will be approved upon receiving the affirmative vote of the holders of a majority of our common stock present or represented by proxy and entitled to vote at the annual meeting. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, our Audit Committee may reconsider the appointment.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2003 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the same fiscal year were approximately $471,000.

Audit Related Fees

        The aggregate fees billed by Deloitte & Touche LLP during the fiscal year ended March 31, 2003 for audits of our benefit plans, operating lease facilities and review of tax disclosures in the annual financial statements amounted to approximately $178,000.

All Other Fees

        The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Audit Related Fees" for the fiscal year ended March 31, 2003 were approximately $736,600. These other fees include approximately $318,400 for tax compliance services, and the remaining amount of approximately $418,200 was primarily for tax related business consulting services.

        The Audit Committee has considered whether and determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independent auditor's independence.

        The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors as described in this Proposal 2.

EXPENSES OF SOLICITATION

        We will bear all expenses incurred in connection with the solicitation of proxies.

PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING

        In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2004 Annual Meeting of Stockholders, we must receive the written proposal no later than February 21, 2004. The proposal will need to comply with regulations of the SEC regarding the inclusion of stockholder proposals in company-sponsored proxy materials and must contain the information required by our By-laws.

        According to our By-laws, a proposal for action to be presented by any stockholder at an annual or special meeting of stockholders shall be out of order and shall not be acted upon unless:

  •
  specifically described in our notice to all stockholders of the meeting and the matters to be acted upon thereat or

  •
  the proposal shall have been submitted in writing to the Corporate Secretary at the facsimile number or mailing address set forth below and received at our principal executive offices no earlier than April 6 or later than May 6, 2004 and such proposal is, under law, an appropriate subject for stockholder action.

        Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary via facsimile to (713) 466-6720 or by mail at 4444 Brittmoore Road, Houston, Texas 77041-1734.

OTHER INFORMATION

        We do not know of any proposals or other items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, that may properly come before the meeting or other matters incident to the conduct of the meeting.

        As to any other proposal or item that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

        The proxy card and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

ANNUAL REPORT AND FINANCIAL INFORMATION

        The 2003 Annual Report to stockholders includes our financial statements for the fiscal year ended March 31, 2003. We have mailed the 2003 Annual Report to all of our stockholders. We will provide without charge the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, to any person requesting a copy in writing and stating that he or she was a beneficial holder of the Company's common stock on June 9, 2003. We will also furnish copies of any exhibits to the Form 10-K at $0.50 per page, paid in advance. Requests and inquiries should be addressed to:

                      Investor Relations
                      Universal Compression Holdings, Inc.
                      4444 Brittmoore Road
                      Houston, Texas 77041

        The Company's 2003 Annual Report to stockholders should not be regarded as proxy soliciting material or as a communication for which a solicitation of proxies is to be made.

EXHIBIT A

AUDIT COMMITTEE CHARTER
(Effective May 14, 2003)

I.
Purposes of the Audit Committee: The purposes of the Audit Committee (the "Committee") of Universal Compression Holdings, Inc. (the "Company") are to assist the Company's Board of Directors' (the "Board") oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function. The Committee also shall be responsible for the preparation of the report required to be prepared by the Committee pursuant to the rules of the U. S. Securities and Exchange Commission (the "Commission") for inclusion in the Company's annual proxy statement.

  The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing, and other procedures.

II.
Composition of the Committee: The Committee shall be comprised of at least three directors, each of whom the Board has determined is "independent" under the rules of the New York Stock Exchange (the "NYSE"). The Board shall also determine that each member is "financially literate," and that one member of the Committee is an "audit committee financial expert" as defined by the Commission (or, if no member is an "audit committee financial expert," the reason for not having an "audit committee financial expert" on the Committee), as such qualifications are interpreted by the Board of Directors in its business judgment.

  No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company's annual proxy statement. No member of the Committee may receive any compensation from the Company other than (i) director's fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors and (ii) a pension or other deferred compensation for prior service that is not contingent on future service.

  Members shall be appointed by the Board based on nominations recommended by the Company's Nominating Committee, or, in the absence of a Nominating Committee or committee serving the function of a Nominating Committee, the full Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

  The Board shall designate one member of the Committee as its chairperson.

III.
Meetings of the Committee: The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately, periodically with management, the senior staff of the internal auditing department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believes should be discussed privately. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication system by means of which all persons participating in the meeting can hear each other.

IV.
Duties and Powers of the Committee: To carry out its purposes, the Committee shall have the following duties and powers:

A.
Engagement and Oversight of the Company's Independent Auditors

1.
to directly appoint, retain, terminate, compensate, evaluate and oversee the work of the independent auditors (subject, if applicable, to stockholder ratification);

2.
to approve all audit and audit-related engagement fees and terms;

3.
to approve in advance all non-audit engagements, including the fees and terms thereof, and to ensure that the independent auditors' provision of non-audit services to the Company is compatible with maintaining the independence of the independent auditors under the Securities Exchange Act of 1934, and the rules and regulations thereunder, and the rules and standards of the NYSE;

4.
to ensure that the independent auditors prepare and deliver any reports or statements required by any applicable law, rule or regulation or the NYSE;

5.
to review the qualifications, performance and independence of the independent auditors, including the "audit partners" of the independent auditors (as such term is defined by the rules and regulations of the Commission), and to discharge the independent auditors when circumstances warrant. When evaluating the independent auditors and its audit partners, the Committee should consider: (a) the opinions of the Company's management and internal auditing department (with whom the Committee may either agree or disagree in the judgment of the Committee); (b) considerations as to independence of the independent auditors, including whether permitted non-audit services are compatible with maintaining the independent auditors' independence; (c) whether the independent auditors' quality controls are adequate; and (d) whether, to assure continuing auditor independence, rotation of the audit partners has occurred in accordance with the rules and regulations of the Commission. The Committee shall present the conclusions of its evaluations of the independent auditors and its audit partners to the independent auditors and the Board; and

6.
to review regularly with the independent auditors: (a) any accounting adjustments that were noted or proposed by the independent auditors but were "passed" by management as immaterial or otherwise; (b) any communications between the persons comprising the audit team of the independent auditors and the national office of the independent auditors respecting auditing or accounting issues presented by the engagement; (c) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company; and (d) any disagreement with Company's management regarding accounting or disclosure issues.

B.
Oversight of the Company's Internal Auditing Department

1.
to review the appointment and replacement of the senior internal auditing department staff;

2.
to review the budget, plan, changes in plan, activities, organization structure, and qualifications of the senior staff of the internal auditing department. The internal audit function shall be responsible to senior management, but shall have a direct reporting responsibility to the Board through the Committee;

3.
to review a summary of findings from completed internal audits and, where appropriate, review significant reports prepared by the internal audit department together with management's response and follow-up to these reports; and

    4.
    to discuss any difficulties encountered in the course of internal audits, including any restrictions on the scope of work or access to required information.

  C.
  Financial Reporting, Controls and Procedures Oversight

  1.
  to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

  2.
  to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380) and Rule 2-07 of Regulation S-X, as may be modified or supplemented;

  3.
  to meet with management, the independent auditors and, if appropriate, the senior staff of the internal auditing department:

  •
  to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

  •
  to discuss the scope of the annual audit;

  •
  to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

  •
  to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

  •
  to review the form of report the independent auditors propose to render to the Board and stockholders;

  •
  to discuss any significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors, the internal auditing department or management; and

  •
  to discuss, as appropriate: (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company; and (iv) the type and presentation of information to be included in earnings releases (paying particular attention to any use of non-GAAP financial measures as defined in the rules and regulations of the Commission).

  4.
  to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

    5.
    to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

    6.
    to discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

    7.
    to discuss earnings press releases;

    8.
    to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts, rating agencies and investors;

    9.
    to establish hiring policies and appropriate restrictions with respect to employees or former employees of the independent auditors;

    10.
    to establish procedures for the receipt, retention and treatment of complaints from Company employees regarding the Company's accounting, internal accounting controls or auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

    11.
    to review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer in accordance with the periodic report certification requirements imposed by the rules and regulations of the Commission, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls; and

    12.
    to obtain and review reports made to the Committee by the independent auditors regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls and management's response to and actions taken with respect to such reports.

  D.
  Administrative and Reporting Responsibilities

  1.
  to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the Commission to be included in the Company's annual proxy statement;

  2.
  to review this Charter at least annually and recommend any changes to the full Board;

  3.
  to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

  4.
  to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

  E.
  General

    Perform any other activities consistent with this Charter, the Company's By-laws and applicable law as the Committee or the Board deems necessary or appropriate.

V.
Delegation to Subcommittee: The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI.
Resources and Authority of the Committee: The Committee shall have the resources, including funding, and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of the independent auditor and of outside legal counsel, accounting or other advisors to assist or advise the Committee, as it deems necessary to carry out its duties, without seeking approval of the Board or management. The Committee shall have authority to obtain from the Company, and shall receive appropriate funding, as determined by the Committee, from the Company, for payment or compensation to the independent auditor and to outside legal, accounting and other advisors employed by it and administrative expenses incurred by it.

PROXY

Universal Compression Holdings, Inc. encourages all stockholders to vote their proxies. We provide three convenient methods of voting:

1.
PROXY CARD: Complete, sign, date and return the proxy card attached below in the enclosed envelope (no postage required);

2.
TELEPHONE: Call toll-free on a touch-tone phone 1-877-779-8683, 7 days a week, 24 hours a day; or

3.
INTERNET: Log on the website http://www.eproxyvote.com/uco.

If you choose to vote via Telephone or the Internet, you will be given instructions and asked to enter your control number, located on this proxy card. Telephone and Internet voting access will close at midnight on the day prior to the date of the Annual Meeting. IF YOU VOTE VIA TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

DETACH HERE	ZUCHC2

PROXY
UNIVERSAL COMPRESSION HOLDINGS, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held July 18, 2003

I have received the Notice of Annual Meeting of Stockholders to be held July 18, 2003 and the Proxy Statement and hereby appoint Stephen A. Snider, Ernie L. Danner, J. Michael Anderson and D. Bradley Childers, and each of them, as my proxies, with full power of substitution, to represent me at the Annual Meeting of Stockholders of Universal Compression Holdings, Inc. to be held on July 18, 2003 (and at any adjournments or postponements of the annual meeting), and to vote all shares of common stock that I would be entitled to vote if personally present at the annual meeting in the manner specified on the back of this card (or, if I do not specify how to vote, to vote all my shares FOR both proposals described on the back of this card and to vote in the discretion of the proxies as to any other matters coming before the annual meeting.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

UNIVERSAL COMPRESSION
HOLDINGS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/uco		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

	DETACH HERE				ZUCHC1
☒	Please mark votes as in this example.

If you choose not to vote via Telephone or the Internet, please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS REFERRED TO BELOW.

1.	Election of the following persons to serve as directors until the 2006 Annual Meeting of Stockholders:						2.	Ratification of the appointment of Deloitte & Touche LLP as Independent Auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:	(01) Bernard J. Duroc-Danner, (02) William M. Pruellage and (03) Samuel Urcis.
			FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
		☐	For all nominees except as noted above
							Mark box at right if you plan to attend the Annual Meeting.				☐
In addition, I hereby authorize such proxies to vote my shares in their discretion as to any other matters that may come before the Annual Meeting.

If you execute and return this proxy card but do not specify the manner in which the proxies should vote your shares, the proxies will vote your shares for all the foregoing proposals and in their discretion as to any other matters coming before the meeting.

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If signed by a partnership, please sign in the partnership name by authorized person.

Signature: Date: Signature: Date: